UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)         December 30, 2008
                                                 -------------------------------


                               AVOCENT CORPORATION
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             (Exact name of registrant as specified in its charter)


       DELAWARE                          000-30575               91-2032368
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(State or other jurisdiction    (Commission File Number)       (IRS Employer
    of incorporation)                                        Identification No.)


4991 CORPORATE DRIVE                                        HUNTSVILLE, AL 35805
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(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code     (256) 430-4000
                                                   -----------------------------

                                       n/a
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         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amended and Restated Employment and Noncompetition Agreements.
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     On December 30, 2008, following approval by Avocent Corporation's
Compensation Committee (which is comprised of three independent non-employee directors), Avocent Corporation (the "Company") entered into amended and restated employment and noncompetition agreements with its principal executive officer, its principal financial officer, its other named executive officers, and certain other senior executive officers. The amended and restated agreements are substantially similar to the former employment and noncompetition agreements, and the amended and restated agreements were required to bring the former employment agreements into compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations and interpretive guidance issued thereunder ("Section 409A").

     Section 409A is a federal tax law enacted in 2004 governing certain separation and deferred pay arrangements (including equity acceleration provisions and severance payments under employment or equity agreements).
Section 409A imposes additional tax and penalties on service providers (including employees) if a covered arrangement was not amended to comply with, or satisfy an exemption from, Section 409A by December 31, 2008.

     The amended and restated employment and noncompetition agreements reflect, among other things, changes necessary to comply with, or be exempt from, the requirements of Section 409A governing the timing and form of payments under such agreements and changes to conform certain definitions of "termination for cause," "termination other than for cause," "constructive termination," "release," and "disability," where applicable, with definitions that are compliant under Section 409A. In general, these changes do not affect the scope or amount of benefits an eligible employee will be entitled to receive under any amended and restated employment agreement.

     In addition, a provision providing for annual cost of living increases was removed from the amended and restated agreements and the definition of "change in control" under the amended and restated agreements was amended to reflect that the consummation of certain transactions, rather than stockholder approval of such transactions, will constitute a "change in control" for purposes of the amended and restated agreements.

     The foregoing description does not purport to be a complete description of the amended and restated employment and noncompetition agreements and is qualified in its entirety by reference to the revised form of amended and restated employment and noncompetition agreement, which Avocent will file as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2008.

Deferred Compensation Plan.
---------------------------

     On December 31, 2008, following approval by both Avocent Corporation's Compensation Committee (which is comprised of three independent non-employee directors) and Avocent Corporation's Board of Directors, Avocent Corporation (the "Company") adopted a Deferred Compensation Plan (the "Plan"). Participation in the Plan is limited to the Company's senior managers (director level and above) and members of the Company's Board of Directors. Participants may defer up to 100% (less any applicable social security or other taxes and/or benefits paid for via payroll deduction) of their salary, commission, and bonuses (or, in the case of Board members, their Board retainer and meeting fees) and defer income taxes on such amounts in compliance with Internal Revenue Code Section 409A. The Plan offers these participants a variety of investment funds and payout options (in-service, retirement, and separation of service). In adopting the Plan, the Compensation Committee and the Board of Directors of the Company believed the Plan offered a highly-visible (but voluntary) employee benefit intended to improve executive retention and attract employee talent, thus benefiting the Company and its stockholders. Moreover, since the Company does not currently intend to match contributions by participants to the Plan, the cost to the Company is expected to be minimal.

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     The foregoing description does not purport to be a complete description of the Plan and is qualified in its entirety by reference to the full text of the Plan, which Avocent will file as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2008.

SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                AVOCENT CORPORATION

Date: January 6, 2009
                                By: /s/ Samuel F. Saracino
                                    --------------------------------------------
                                    Samuel F. Saracino
                                    Executive Vice President of Legal and
                                    Corporate Affairs, General Counsel, and
                                    Secretary


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